CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the incorporation by reference of our report dated November 12, 1999, with respect to the consolidated financial statements of Chell Group Corporation (formerly named Networks North Inc.) included in its Annual Report (Form 10-K) for the year ended August 31, 2000, filed with the Securities and Exchange Commission on December 14, 2000, in the Registration Statement (Form S-8) pertaining to the registration of 110,000 shares of its common stock which will be issued for consulting services.


                                                           /s/ Ernst & Young LLP
Toronto, Canada,
May 22, 2001                                               Chartered Accountants